                                  EXHIBIT (13)
                        Computation of Performance Data

Annual Report Calculations
Equity



                                                                    TOP     Retirement      Fund            Fund
  Year           ROF       Value         TOP A   TOP B   TOP +    EXPLORER    Advantage    Cumulative     Annualized
-------------------------------------------------------------------------------------------------------------------
12/31/68                 10.000000        8.82%   8.88%   9.18%     8.46%       8.70%       1267.64%       10.17%
12/31/69        1.0090   10.090000
12/31/70        1.0763   10.859867
12/31/71        1.0766   11.691733
12/31/72        1.1340   13.258425
12/31/73        0.8989   11.917998
12/31/74        0.8047    9.590413
12/31/75        1.1985   11.494110
12/31/76        1.1680   13.425121
12/31/77        0.9116   12.238340
12/31/78        1.0726   13.126844
12/31/79        1.1587   15.210074
12/31/80        1.4147   21.517691
12/31/81        0.9707   20.887223
12/31/82        1.2874   26.890211
12/31/83        1.1849   31.862211
12/31/84        0.9912   31.581823
12/31/85        1.2369   39.063557       11.96%  12.02%  12.33%    11.59%     11.83%        250.11%       13.35%
12/31/86        1.2331   48.169272
12/31/87        1.1082   53.381187
12/31/88        1.1503   61.404380
12/31/89        1.2321   75.656336
12/31/90        0.9614   72.736002       12.07%  12.13%  12.44%    11.70%     11.94%         88.03%       13.46%
12/31/91        1.2018   87.414127
12/31/92        1.0754   94.005152
12/31/93        1.1409  107.250478
12/31/94        1.0025  107.518604       25.65%  25.71%  26.07%    25.22%     25.51%         27.20%       27.20%
12/31/95        1.2720  136.763665


Money Market
-----------------------------------------------------------------------------------------------------------------------------------
            Fund                                                          TOP           Retirement         Fund            Fund
  Year      ROR        Value        TOP A       TOP B       TOP +       EXPLORER         Advantage       Cumulative      Annualized
-----------------------------------------------------------------------------------------------------------------------------------
 7/31/80             10.000000       6.25%       6.31%       6.89%         5.90%            6.13%         208.04%          7.57%
12/31/80    1.0483   10.483000
12/31/81    1.1625   12.186488
12/31/82    1.1227   13.681770
12/31/83    1.0861   14.859770
12/31/84    1.1011   16.362093
12/31/85    1.0775   17.630155       4.44%       4.50%       5.23%         4.09%            4.33%          74.72%          5.74%
12/31/86    1.0630   18.740855
12/31/87    1.0628   19.917780
12/31/88    1.0713   21.337918
12/31/89    1.0889   23.234859
12/31/90    1.0789   25.068089       2.93%       2.99%       3.28%         2.59%            2.82%          22.88%         4.21%
12/31/91    1.0554   26.456861
12/31/92    1.0317   27.295544
12/31/93    1.0274   28.043442
12/31/94    1.0400   29.165179       4.32%       4.38%       4.67%         3.97%            4.21%           5.62%         5.62%
12/31/95    1.0562   30.804262
---------------------------------------------------------------------------------------------------------------------------------

BOND


-------------------------------------------------------------------------------------------------------------------------------
              FUND                                                     TOP          RETIREMENT          FUND            FUND
YEAR          ROR         VALUE           TOP A     TOP B    TOP+     EXPLORER        ADVANTAGE       CUMULATIVE      ANNUALIZED
-------------------------------------------------------------------------------------------------------------------------------
11/02/82                 10.000000        7.70%      7.77%    8.07%    7.33%           7.59%           212.58%          9.05%
12/31/82     1.0060      10.060000
12/31/83     1.0263      10.324578
12/31/84     1.1215      11.579014
12/31/85     1.2153      14.071976        6.98%      7.04%    7.34%    6.62%           6.86%           122.13%          8.31%
12/31/86     1.1249      15.829566
12/31/87     1.0081      15.957785
12/31/88     1.0674      17.033340
12/31/89     1.1071      18.857611
12/31/90     1.0782      20.332276        7.64%      7.70%    8.00%    7.29%           7.53%            53.74%          8.98%
12/31/91     1.1296      22.967339
12/31/92     1.0754      24.699076
12/31/93     1.1069      27.339407
12/31/94     0.9616      26.289574       17.44%     17.50%   17.83%   17.05%          17.31%            18.90%         18.90%
12/31/95     1.1890      31.258304
-------------------------------------------------------------------------------------------------------------------------------



OMNI


-------------------------------------------------------------------------------------------------------------------------------
              FUND                                                     TOP          RETIREMENT          FUND            FUND
YEAR          ROR         VALUE           TOP A     TOP B    TOP+     EXPLORER        ADVANTAGE       CUMULATIVE      ANNUALIZED
-------------------------------------------------------------------------------------------------------------------------------
 9/10/84                 10.000000        9.85%     9.91%   10.22%    9.49%           9.73%           232.74%         11.22%
12/31/84     1.0374      10.374000
12/31/85     1.1559      11.991307
12/31/86     1.1794      14.142547        9.38%     9.44%    9.75%    9.02%           9.27%           135.28%         10.75%
12/31/87     0.9832      13.904952
12/31/88     1.1503      15.994867
12/31/89     1.1546      18.467673
12/31/90     1.0191      18.820405       10.69%    10.75%   11.07%   10.33%          10.58%            76.80%         12.07%
12/31/91     1.1815      22.236309
12/31/92     1.0860      24.148632
12/31/93     1.1285      27.251731
12/31/94     0.9947      27.107297       21.25%     21.31%  21.66%   20.84%          21.12%             22.75%         22.75%
12/31/95     1.2275      33.274207
-------------------------------------------------------------------------------------------------------------------------------

International
-----------------------------------------------------------------------------------------------------------------------------------
                        Fund                                                    TOP        Retirement        Fund         Fund
  YEAR                  ROR       VALUE      TOP A     TOP B      TOP +       EXPLORER      Advantage      Cumulative    Annualized
-----------------------------------------------------------------------------------------------------------------------------------
 5/03/93                         10.000000    15.41%    15.48%    15.80%        15.05%        15.29%         51.38%        16.87%
12/31/93               1.2496    12.496000
12/31/94               1.0807    13.504427    10.73%    10.79%    11.10%        10.36%        10.61%         12.10%        12.10%
12/31/95               1.1210    15.138463
-----------------------------------------------------------------------------------------------------------------------------------

Small Cap
-----------------------------------------------------------------------------------------------------------------------------------
                        Fund                                                    TOP        Retirement        Fund         Fund
  YEAR                  ROR       VALUE      TOP A     TOP B      TOP +       EXPLORER      Advantage      Cumulative    Annualized
-----------------------------------------------------------------------------------------------------------------------------------
 4/30/94                         10.000000    31.48%    31.56%    31.92%        31.11%        31.34%         61.29%        33.18%
12/31/94               1.2126    12.126000    31.38%    31.44%    31.82%        30.94%        31.24%         33.01%        33.01%
12/31/95               1.3301    16.128793
-----------------------------------------------------------------------------------------------------------------------------------

Capital
-----------------------------------------------------------------------------------------------------------------------------------
                        Fund                                                    TOP        Retirement        Fund         Fund
  YEAR                  ROR       VALUE      TOP A     TOP B      TOP +       EXPLORER      Advantage      Cumulative    Annualized
-----------------------------------------------------------------------------------------------------------------------------------
 4/30/94                         10.000000    14.59%    14.67%    14.97%        14.23%        14.46%         28.17%        16.04%
12/31/94               1.0453    10.453000    21.12%    21.18%    21.52%        20.71%        20.98%         22.62%        22.62%
12/31/95               1.2262    12.817469
-----------------------------------------------------------------------------------------------------------------------------------

Aggressive
-----------------------------------------------------------------------------------------------------------------------------------
                        Fund                                                    TOP        Retirement        Fund         Fund
  YEAR                  ROR       VALUE      TOP A     TOP B      TOP +       EXPLORER      Advantage      Cumulative    Annualized
-----------------------------------------------------------------------------------------------------------------------------------
 3/31/95                         10.000000    25.78%    25.84%    26.10%        25.46%        25.68%         26.95%        37.53%
12/31/95               1.2695    12.695000
-----------------------------------------------------------------------------------------------------------------------------------


Global
-----------------------------------------------------------------------------------------------------------------------------------
            Fund                                                          TOP           Retirement         Fund            Fund
  Year      ROR        Value        TOP A       TOP B       TOP +       EXPLORER        Advantage       Cumulative      Annualized
-----------------------------------------------------------------------------------------------------------------------------------
 3/31/95             10.000000      7.89%       7.95%       8.16%         7.61%            7.80%         8.89%            12.05%
12/31/95   1.0889    10.889000
-----------------------------------------------------------------------------------------------------------------------------------

                          Average Annual Total Returns


                                One             Five            Life of
Portfolio                       Year            Years            Fund*
---------                       ----            -----           -------
High Income                     20.72%          18.92%          11.47%

Equity-Income                   35.09%          21.32%          13.83%

Growth                          35.36%          20.78%          14.83%

* High Income, Equity-Income and Growth portfolios commenced operations October 9, 1986.

Source: Registration Statement (Part B, page 21) for Variable Insurance
        Products Fund (Fidelity Investments)